Exhibit 99.1
Press Release
JDA Software Group and Manugistics Receive Early Termination of Hart-Scott-Rodino
Waiting Period for Pending Merger
SCOTTSDALE, Ariz. and ROCKVILLE, Md.— May 25, 2006 — JDA Software Group Inc. (Nasdaq: JDAS) and Manugistics Group, Inc. (Nasdaq: MANU) today announced that they have received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to JDA Software’s proposed acquisition of Manugistics. The transaction remains subject to approval by the shareholders of Manugistics, as well as the satisfaction of certain other closing conditions.
On April 24, 2006, JDA Software and Manugistics announced that they had entered into a definitive agreement for JDA Software to acquire Manugistics in a cash transaction. Under the terms of the agreement, Manugistics shareholders will receive $2.50 for each share of Manugistics common stock that they own.
About Manugistics Group, Inc.
     Manugistics powers the synchronized supply chain. Clients depend on Manugistics to position them one step ahead of demand. With Manugistics’ unparalleled supply chain and revenue management solutions, clients achieve improved forecast and inventory accuracy and leverage industry leading pricing and yield management solutions to maximize profits while ensuring optimum supply for constantly changing demand. Its clients include industry leaders such as Boeing, Canadian Tire, Cingular, Circuit City, Coca-Cola Bottling, Coty International, DHL, Diageo, DSG International plc, DuPont, Eurostar Group Ltd., Georgia-Pacific, Great North Eastern Railway (GNER), Harley-Davidson, Harrah’s Entertainment, H.J. Heinz, Limited Brands, Kraft Foods, Marriott, McCormick, Nestle, RadioShack, The Scotts Company, Sears Holdings Corp., Sinotrans, Unilever and Wickes Building Supplies. For more information, visit our website at www.manugistics.com.
About JDA Software Group, Inc.
     JDA ® Software Group, Inc. (Nasdaq:JDAS) is the global leader in helping more than 4,900 retail, manufacturing and wholesale customers in 60 countries realize real demand chain results. By capitalizing on its market position and financial strength, JDA commits significant resources to advancing the JDA Portfolio ® suite of demand chain solutions. JDA Portfolio ® software enables high performance planning, promoting, flowing, pricing, managing and selling of finished goods from the supplier warehouse to the consumer. With offices in major cities around the world, JDA employs the industry’s most experienced demand chain experts to develop, deliver and support its solutions. For more information, visit www.jda.com, email info@jda.com or call 1-800-479-7382.
“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
     This press release contains certain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 about JDA Software Group, Inc. (“JDA”), Manugistics Group, Inc. (“Manugistics”) and the combined company after completion of the merger. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are based on information available to JDA and Manugistics as of the date of this press release, current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties are difficult to predict and generally beyond the control of JDA and Manugistics, including: the requirement that Manugistics’ stockholders must approve the transaction; the ability to consummate the proposed transaction; and potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by JDA and Manugistics. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in JDA’s Annual Report on Form 10-K as filed with the SEC on March 16, 2006 and Manugistics’ Annual Report on Form 10-K as filed with the SEC on May 15, 2006. These forward-looking statements should not be relied upon as representing JDA’s or Manugistics’

views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.
Caution Required by Certain SEC Rules
     In connection with the proposed transaction, Manugistics has agreed to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement soliciting approval for the proposed transaction. The Proxy Statement will contain important information about the proposed transaction and related matters. Investors and stockholders are urged to read the Proxy Statement carefully when it is available. The Proxy Statement will be mailed to the stockholders of Manugistics. Investors and security holders may obtain free copies of this document (when it is available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by going to Manugistics’ Investor Relations page on its corporate website at www.manugistics.com.
     Manugistics and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Manugistics in connection with the transaction described herein. Information regarding the special interests of Manugistics’ directors and executive officers will be included in the Proxy Statement described above. Additional information regarding these directors and executive officers is also set forth in Manugistics’ proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on June 28, 2005 and Annual Report on Form 10-K filed with the SEC on May 15, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov. Manugistics’ filings are available free of charge on Manugistics’ corporate website at www.manugistics.com on its investor relations page or by telephone as listed below.
     JDA may be deemed to have participated in the solicitation of proxies from the stockholders of Manugistics in favor of the proposed transaction described herein. Information regarding JDA’s directors and executive officers is set forth in JDA’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2006 and Annual Report on Form 10-K filed with the SEC on March 16, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov. JDA’s filings are available free of charge on JDA’s corporate website at www.jda.com on its investor relations page or by telephone as listed below.
JDA Investor Relations Contact:
Kris Magnuson, EVP/CFO
480-308-3000
JDA Public Relations Contact:
Maureen N. Tuskai, Sr. Director, Corporate Communications
m.tuskai@jda.com
480-308-3233
Manugistics Public Relations Contact
Sheila Blackwell, Vice President, Communications & Marketing
sblackwell@manu.com
301-255-5486
Manugistics Investor Relations Contact
Nate Wallace, Vice President, Investor Relations
nate@manu.com
301-255-5059